Exhibit 99.1

Excerpts from a speech delivered by Tom Albanese, CEO of Rio Tinto, at the Canadian Club of Montreal, dated April 7, 2008.

Important Information

In the United States, Rio Tinto will file a Solicitation/Recommendation Statement with the US Securities and Exchange Commission (the “SEC”) on Schedule 14D-9 following commencement of a tender offer within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934 and holders of Ordinary Shares and American Depositary Shares are advised to read it when it becomes available as it will contain important information. Copies of the Schedule 14D-9 and other related documents filed by Rio Tinto will be available free of charge on the SEC’s website at http://www.sec.gov. In addition, documents filed with the SEC by Rio Tinto may be obtained free of charge by contacting Rio Tinto’s media or investor relations departments or on Rio Tinto’s website at www.riotinto.com. Any documents filed by BHP Billiton, including any registration statement on Form F-4 (which will include a preliminary prospectus) and related exchange offer materials as well as any Tender Offer Statement on Schedule TO, will also be available free of charge on the SEC’s website.

Forward-Looking Statements

This presentation includes forward-looking statements. All statements other than statements of historical facts included in this presentation, including, without limitation, those regarding Rio Tinto’s financial position, business strategy, plans and objectives of management for future operations (including development plans and objectives relating to Rio Tinto’s products, production forecasts and reserve and resource positions), are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Rio Tinto, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Such forward-looking statements are based on numerous assumptions regarding Rio Tinto’s present and future business strategies and the environment in which Rio Tinto will operate in the future. Among the important factors that could cause Rio Tinto’s actual results, performance or achievements to differ materially from those in the forward-looking statements include, among others, levels of actual production during any period, levels of demand and market prices, the ability to produce and transport products profitably, the impact of foreign currency exchange rates on market prices and operating costs, operational problems, political uncertainty and economic conditions in relevant areas of the world, the actions of competitors, activities by governmental authorities such as changes in taxation or regulation and such other risk factors identified in Rio Tinto's most recent Annual Report on Form 20-F filed with the SEC or Form 6-Ks furnished to the SEC. Forward-looking statements should, therefore, be construed in light of such risk factors and undue reliance should not be placed on forward-looking statements. These forward-looking statements speak only as of the date of this presentation. Rio Tinto expressly disclaims any obligation or undertaking (except as required by applicable law, the City Code on Takeovers and Mergers (the “Takeover Code”), the UK Listing Rules, the Disclosure and Transparency Rules of the Financial Services Authority and the Listing Rules of the Australian Securities Exchange) to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in Rio Tinto’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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I’ll have more to say about our ambitious plans for Quebec and Canada in a few moments. But let’s begin with a brief overview of our organization.

First, let me make a few comments on BHP Billiton’s conditional offer for Rio Tinto. Our board considered the offer very carefully and concluded that it significantly undervalues Rio Tinto. Accordingly, we unanimously rejected it as not being in the best interests of shareholders.

Our focus really is all about value. Rio Tinto has an exceptional portfolio of assets and significant stand-alone growth opportunities, particularly in iron ore, copper and aluminium. We also have a strong track record for value delivery, project execution and successful exploration. We are very well positioned to take advantage of what we foresee as strong global commodity markets and continued growth in the resources industry. On that note, I think it’s important to recognise that the turbulence in the financial markets of late is not putting the brakes on economic growth in rapidly developing countries like China, and I will come back to this theme later. Accordingly, we remain focused on maximising value for our Rio Tinto shareholders. We don’t need BHP Billiton to do that.

Having addressed that let’s move on to matters important to this audience – Rio Tinto in Quebec and Canada.